UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 2, 2013

Onvia, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35164	91-1859172
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

509 Olive Way, Suite 400, Seattle, Washington 98101

(Address of principal executive offices)

(206) 282-5170

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 2, 2013, Onvia, Inc., a Delaware corporation (the “Company”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Symphony Technology Group, LLC and certain of its affiliates (the “Repurchase Stockholders”) to repurchase shares of the Company’s common stock, par value $0.0001 (the “Common Stock”) directly from the Repurchase Stockholders (the “Share Repurchase”) in a private, non-underwritten transaction. Under the terms of the agreement, the Company has repurchased from the Repurchase Stockholders 1,242,781 shares of the Common Stock at a price of $3.50 per share for a total purchase price of approximately $4.3 million.

The foregoing discussion of the Stock Purchase Agreement is qualified in its entirety by the complete text of the Stock Purchase Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Events.

On April 2, 2013, the Company issued a press release announcing the execution of the Stock Purchase Agreement and the consummation of the Share Repurchase. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated as of April 2, 2013, by and among Onvia, Inc., Symphony Technology Group, LLC and certain affiliates of Symphony Technology Group, LLC.

99.1	Press release issued by Onvia, Inc. on April 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onvia, Inc.

April 2, 2013	By:	/s/ Henry G. Riner
Henry G. Riner Chief Executive Officer & President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated as of April 2, 2013, by and among Onvia, Inc., Symphony Technology Group, LLC and certain affiliates of Symphony Technology Group, LLC.

99.1	Press release issued by Onvia, Inc. on April 2, 2013.

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